UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  June 30, 2016

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02

Unregistered Sales of Equity Securities

On June 30, 2016, Timberline Resources Corporation (“Timberline” or the “Company”) closed the sale of the third and final tranche of a private placement offering of Units of the Company at a price of US$0.15 per Unit. Each Unit consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.25 per share until May 31, 2019.

In the third and final tranche of the Offering that closed on June 30, 2016, accredited investors subscribed for 3,076,734 Units on a private placement basis at a price of US$0.15 per unit for total proceeds of US$461,510.00. As a result, 3,076,734 shares of common stock of the Company and 3,076,734 Warrants were issued and 3,076,734 shares of common stock were reserved for issuance pursuant to Warrant exercises.  In the three tranches of the Offering that have closed, the Company has issued a total of 10,000,006 Units for total consideration of US$1,500,000.

Steven A. Osterberg, President and Chief Executive Officer of the Company, purchased 266,667 Units and Leigh Freeman, Director and Chairman of the Board of Directors, purchased 65,066 Units for aggregate gross proceeds of US$49,759.90.  Their participation is considered a “related party transaction” under Policy 5.9 of the TSX Venture Exchange, which adopts Canadian Multilateral Instrument 61-101 (“MI 61-101”).  However, the directors of the Company, excluding the interested directors, determined that such persons’ participation in the Financing is exempt from the formal valuation and minority shareholder approval requirements under MI 61-101 in reliance on the exemptions set forth in sections 5.5(a) and 5.7(1)(a), as neither the fair market value of the shares issued to, nor the consideration paid by, such persons exceeds 25% of the Company’s market capitalization.

Prior to completion of the Offering, Mr. Osterberg held 2,493 common shares of the Company.  On completion of the Offering, Mr. Osterberg holds 269,160 common shares, representing 1.12% of the Company’s outstanding shares.  Prior to completion of the Offering, Mr. Freeman held no common shares of the Company.  On completion of the Offering, Mr. Freeman holds 65,066 common shares, representing 0.27% of the Company’s outstanding shares.

In connection with the Offering, Mr. Osterberg and Mr. Freeman entered into subscription agreements with the Company containing customary provisions and on the same terms as the arm’s length subscribers to the Offering.

The securities offered in the Offering have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  The securities offered in the Offering are also subject to a four month hold period pursuant to applicable Canadian securities laws and TSX Venture Exchange policies.  The securities sold in the third and final tranche are subject to a hold period expiring November 1, 2016.

The Company did not file a current report on Form 8-K or a material change report more than 21 days before the expected closing of the Offering as the details of the Offering and the participation therein by related parties of the Company were not settled until shortly prior to closing and the Company wished to close the Offering on an expedited basis for sound business reasons.  In addition, the Company determined that only the completion of the Offering constituted a material change under applicable securities laws.

The Units were offered and sold solely to persons who qualify as “accredited investors” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506(c) under the Securities Act based on documentation and representations provided by the investors to the Company reasonably confirming their status as accredited investors.  Subscribers who were resident in Canada were required to qualify as accredited investors under Canadian National Instrument 45-106 Prospectus Exemptions.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On June 30, 2016, the Company issued a press release entitled “Timberline Resources Closes Final Tranche of Equity Financing”.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated June 30, 2016.*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: June 30, 2016	By:	/s/ Steven A. Osterberg
Steven A. Osterberg Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated June 30, 2016.*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.